EXHIBIT 4.2


              NON-QUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT, dated ____________, 199__, is made by and between Rentrak Corporation, an Oregon corporation
(hereinafter referred to as "Company"), and _________________________, an employee of the Company or a
Subsidiary of the Company (hereinafter referred to as "Optionee"):

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $0.001 par value Common
Stock; and

          WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

          WHEREAS, the Committee, appointed to administer the Plan, has delegated to certain officers of the Company the authority to implement grants of Options under the Plan; and

          WHEREAS, such officers have determined that it would be to the advantage and best interest of the Company and its shareholders to grant the non-qualified Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I
                           DEFINITIONS

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1.  - Board

          "Board" shall mean the Board of Directors of the Company.

Section 1.2.  - Code

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3.  - Committee

          "Committee" shall mean the Stock Option Committee of the Board, or another committee of the Board, appointed as provided in Section 6.1 of the Plan.

Section 1.4. - Company

          "Company" shall mean Rentrak Corporation, an Oregon corporation.

Section 1.5. - Exchange Act

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.6. - Option

          "Option" shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

Section 1.7. - Plan

          "Plan" shall mean The 1997 Non-Officer Employee Stock
Option Plan of Rentrak Corporation, as amended from time to time.

Section 1.8. - Rule 16b-3

          "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.9. - Secretary

          "Secretary" shall mean the Secretary of the Company.

Section 1.10. - Securities Act

          "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.11. - Subsidiary

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one
(1) of the other corporations in such chain.

Section 1.12. - Termination of Employment

          "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Agreement or of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                             ARTICLE II

                         GRANT OF OPTION

Section 2.1. - Grant of Option

          In consideration of the Optionee's agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ________ shares of its $0.001 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2. - Purchase Price

          The purchase price of the shares of stock covered by the Option shall be $_____ per share, without commission or other charge.

Section 2.3.  - Consideration to Company

          In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least [one (1) year] from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

Section 2.4. - Adjustments in Option

          The Committee shall make adjustments with respect to the Option in accordance with the provisions of Section 7.3 of the Plan.

                             ARTICLE III

                    PERIOD OF EXERCISABILITY

Section 3.1. - Commencement of Exercisability

        (a) Subject to Section 5.6, the Option shall become exercisable in [five (5) cumulative installments as follows:

               (i) The first installment shall consist of twenty percent (20%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

               (ii)  The second installment shall consist of
     twenty percent (20%) of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

               (iii) The third installment shall consist of twenty percent (20%) of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

                (iv) The fourth installment shall consist of twenty percent (20%) of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

                (v) The fifth installment shall consist of twenty percent (20%) of the shares covered by the Option and shall become exercisable on the fifth anniversary of the date the Option is granted.] [or other installment schedule.]

        (b) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2.  - Duration of Exercisability

          The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3. - Expiration of Option

          The Option may not be exercised to any extent by anyone after the first to occur of the following events:

          (a) The expiration of ten (10) years from the date the Option was granted; or

          (b) The time of the Optionee's Termination of Employment unless such Termination of Employment results from his death, his retirement, his disability or his being discharged not for good cause; or

          (c) The expiration of three (3) months from the date of the Optionee's Termination of Employment by reason of his retirement or his being discharged not for good cause, unless the Optionee dies within said three-month period; or

          (d) The expiration of one (1) year from the date of the Optionee's Termination of Employment by reason of his disability; or

          (e) The expiration of one (1) year from the date of the Optionee's death; or

          (f) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4.  - Acceleration of Exercisability

          In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the notice referred to in Section 3.3(f), that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under
Section 3.1(a). [; provided, however, that this acceleration of exercisability shall not take place if:

          (a)   This Option becomes unexercisable under Section
3.3 prior to said effective date; or

          (b) In connection with such an event, provision is made for an assumption of this Option or a substitution therefor of a new option by an employer corporation or a parent or subsidiary of such corporation; and

provided, further, that nothing in this Section 3.4 shall make this Option exercisable if it is otherwise unexercisable by reason of Section 5.6.]

          [The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.]]

                             ARTICLE IV

                       EXERCISE OF OPTION

Section 4.1. - Person Eligible to Exercise

          During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2. - Partial Exercise

          Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than ____________ (__) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3. - Manner of Exercise

          The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

            (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

            (b) [(i)] Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised; [or] and

               [(ii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or]

               [(iii) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or]

               [(iv) With the consent of the Committee, property of any kind which constitutes good and valuable consideration; or]

               [(v) With the consent of the Committee, a notice that the Optionee has placed a market sell order with a broker with respect to shares of the Company's Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or]

               [(vi) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and (v); and]

           (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

          (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer, with a Fair Market Value equal to the sums required to be withheld, or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option with a Fair Market Value equal to the sums required to be withheld, may be used to make all or part of such payment; and

          (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4. - Conditions to Issuance of Stock Certificates

          The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing or quotation on all stock exchanges or securities markets on which such class of stock is then listed or quoted; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option;
and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5  - Rights as Shareholder

          The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                             ARTICLE V

                        OTHER PROVISIONS

Section 5.1.  - Administration

          The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.  - Option Not Transferable

          Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 5.3. - Shares to Be Reserved

          The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4. - Notices

          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5. - Titles

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6. - Construction

          This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Oregon without regard to conflicts of laws thereof.

Section 5.7.  - Conformity to Securities Laws

          The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

[Section  .   - Company's Right to Repurchase Shares

          Upon Termination of Employment [which results from any reason other than (a) a discharge by the Company not for good cause or (b) the Optionee's death or retirement], the Company shall have the option to repurchase all (but not less than all) of the shares of stock which have been purchased by the Optionee pursuant to exercise of the Option and which the Optionee then holds. The repurchase price payable by the Company if it exercises its repurchase option shall be $______ [or a formula price].

          The Company's repurchase option shall be exercisable by giving written notice (accompanied by payment for the shares) to the Optionee within thirty (30) calendar days after the Termination of Employment [which gives rise to the Company's repurchase option]. [In the event that the book value of such shares as of the end of the immediately preceding fiscal year has not yet been certified by the Company's accountants at the time of said Termination of Employment, said thirty (30) calendar day period for the Company's exercise of its repurchase option shall commence upon said certification.]

[Section  .   - Restrictions on Transfer of Shares

          (a) There can be no valid transfer (as hereinafter defined) of any shares of stock purchased on exercise of the Option, or any interest in such shares, by any holder of such shares or interests unless such transfer is solely for cash consideration and is made in compliance with the following provisions:

               (1) Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Company. Such notice shall specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee and the other terms and conditions of the proposed transfer. The date such notice is mailed shall be hereinafter referred to as the "notice date" and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

               (2) For a period of thirty (30) calendar days after the notice date, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in subsection (a)(3) of this Section __.__. This option shall be exercisable by the Company by mailing (by registered or certified mail) written notice of exercise to the Offeror prior to the end of said thirty (30) days.

               (3) The price at which the Company may purchase the Offered Shares pursuant to the exercise of such option shall be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under subsection (a)(1) of this Section __.__). The Company's notice of exercise of such option shall be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company shall acquire full right, title and interest to all of the Offered Shares.

               (4) If, and only if, the option given pursuant to subsection (a)(2) of this Section __.__ is not exercised, the transfer proposed in the notice given pursuant to subsection (a)(1) of this Section __.__ may take place; provided, however, that such transfer must, in all respects, be exactly as proposed in said notice except that such transfer may not take place either before the tenth (10th) calendar day after the expiration of said thirty-day option exercise period or after the ninetieth (90th) calendar day after the expiration of said thirty-day option exercise period, and if such transfer has not taken place prior to said ninetieth (90th) day, such transfer may not take place without once again complying with subsection (a) of this Section __.__.

          (b) As used in this Section __.__, the term "transfer" means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company's stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution or a gift of such shares if the donee agrees to be bound by the provisions of this Section __.__.

          (c) None of the shares of the Company's stock purchased on exercise of the Option shall be transferred on the Company's books nor shall the Company recognize any such transfer of any such shares or any interest therein unless and until all applicable provisions of this Section __.__ have been complied with in all respects. The certificates of stock evidencing shares of stock purchased on exercise of the Option shall bear an appropriate legend referring to the transfer restrictions imposed by this Section __.__ and to the repurchase option provided for in Section __.__.]

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                              RENTRAK CORPORATION


                              By ___________________________
                                    President

                              By ___________________________
                                    Secretary


____________________________
      Optionee

____________________________

____________________________
      Address

Optionee's Taxpayer
Identification Number:

____________________________